AMENDMENT TO

SECOND AMENDED AND RESTATED DISTRIBUTION CONTRACT

AMENDMENT dated February 13, 2018 to the Second Amended and Restated Distribution Contract (the “Contract”) entered into on February 13, 2017 by and between PIMCO Funds (the “Trust”) and PIMCO Investments LLC (the “Distributor”). Capitalized terms used in this Amendment without definition shall have the respective meanings given to such terms in the Contract and amendment described herein.

WHEREAS, the Distributor serves as the distributor of shares of the Trust pursuant to the Contract; and

WHEREAS, the parties agree to amend the Contract to add Class I-3 shares, replace references to Class P shares with references to Class I-2 shares and make other ministerial edits.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements hereinafter contained, the parties hereby agree to amend the Contract pursuant to the terms thereof, as follows:

I.	Description of the Trust and Classes of Shares

Section 1 of the Contract is deleted and replaced with the following:

Description of Trust and Classes of Shares. The Trust is an open-end investment company consisting of both publicly offered investment portfolios (each a “Fund” and collectively, the “Funds”) and privately offered investment portfolios (each a “Portfolio,” and collectively, the “Portfolios”), as listed on Schedule A hereto. Additional investment portfolios may be established in the future. This Contract shall pertain to all Funds and Portfolios listed on Schedule A (attached hereto), as amended from time to time, and to such additional investment portfolios as shall be designated in Supplements to this Contract, as further agreed between the Trust and the Distributor. A separate series of shares of beneficial interest in the Trust is offered to investors with respect to each Fund and Portfolio, and each Fund currently offers its shares with respect to up to ten classes: Class A shares, Class C shares, Class D shares, Class M shares, Class R shares, Class T shares, Institutional Class shares, Class I-2 shares, Class I-3 shares and Administrative Class shares. The Trust engages in the business of investing and reinvesting the assets of the Funds and Portfolios in the manner and in accordance with the investment objectives and restrictions specified in the Trust’s currently effective Prospectus or Prospectuses (including any summary prospectus(es)) and/or Offering Memoranda, and Statement(s) of Additional Information and/or Offering Memoranda Supplement(s), (together, the “Prospectus”) relating to Class A, Class C, Class D, Class M, Class R, Class T, Institutional Class, Class I-2, Class I-3 and Administrative Class shares of the Funds and the shares of the Portfolios, included in the Trust’s Registration Statement, as amended from time to time (the “Registration Statement”), as filed by the Trust under the Investment Company Act of 1940, as amended (together with the rules and regulations thereunder, the “1940 Act”) and the Securities Act of 1933, as amended (together with the rules and regulations thereunder, the “1933 Act”), as applicable. Copies of the documents referred to in the preceding sentence have been furnished to the Distributor. Any amendments to those documents shall be furnished to the Distributor promptly. The Trust has adopted separate Distribution and Servicing Plans pursuant to Rule 12b-1 under the 1940 Act with respect to each of the Class A shares (“Class A Plan”), Class C shares (“Class C Plan”), Class D shares (“Class D Plan”), Class R shares (“Class R Plan”), Class T shares (“Class T Plan”) and Administrative Class shares (“Administrative Class Plan,” and together with the Class A Plan, Class C Plan, Class D Plan, Class R Plan and Class T Plan, the “Plans”).

II.	Sale of Shares to Distributor and Sales by Distributor

Section 3, paragraph 1 of the Contract is deleted and replaced with the following:

The Distributor will have the right, as agent, to sell shares of each Class of each Fund directly to the public against orders therefor at the applicable public offering price as described below in the case of Class A shares and Class T shares, and at net asset value in the case of Class C shares, Class D shares, Class M shares, Class R shares, Institutional Class shares, Class I-2 shares, Class I-3 shares and Administrative Class shares. For such purposes, the Distributor will have the right to purchase shares at net asset value. The Distributor will also have the right, as agent, to sell shares of a Fund indirectly to the public through broker-dealers who are members of the Financial Industry Regulatory Authority, Inc. (“FINRA”) and who are acting as introducing brokers pursuant to clearing agreements with the Distributor (“introducing brokers”), to broker-dealers which are members of FINRA and who have entered into selling agreements with the Distributor (“participating brokers”) or through other financial intermediaries, in each case against orders therefor. The price for introducing brokers, participating brokers and other financial intermediaries shall be, in the case of Class A shares and Class T shares, the applicable public offering price less a concession to be determined by the Distributor, which concession will not exceed the amount of the sales charge or underwriting discount, if any, described below and, in the case of Class C shares, Class D shares, Class M shares, Class R shares, Institutional Class shares, Class I-2 shares, Class I-3 shares and Administrative Class shares, net asset value.

Section 3, paragraph 6 of the Contract is deleted and replaced with the following:

The Distributor agrees that shares of the Portfolios shall be distributed only in accordance with applicable exemptions of the 1933 Act, and methods consistent therewith. Prior to any investor’s purchase of Portfolio shares, except with respect to shares of the PIMCO Short-Term Floating NAV Portfolio III or PIMCO Short Asset Portfolio, the Distributor or its affiliate shall obtain from the investor a representation that the investor is an “accredited investor,” as defined in Regulation D under the 1933 Act, and either: (i) a “qualified purchaser” as defined in Section 2(a)(51) of the 1940 Act; or (ii) a “qualified institutional buyer,” as defined in Rule 144A(a)(1) of the 1933 Act.

III.	Fees

The final paragraph of Section 5 of the Contract is deleted and replaced with the following:

The Distributor shall receive no compensation from the Trust for services as distributor of the Institutional Class, Class I-2, Class I-3 or Class M shares.

IV.	Schedule A

The Trust and the Distributor hereby agree to amend the Contract to make certain changes to Schedule A. Accordingly, the current Schedule A is replaced with the new Schedule A attached hereto.

V.	Other

Except as expressly provided herein, the Contract shall remain in full force and effect in accordance with its terms.

The parties represent and warrant that all of the representations, warranties and undertakings made in the Contract continue to be true as of the date of this Amendment and will continue in full force and effect until further notice.

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IN WITNESS WHEREOF, each of the parties has caused this Amendment to be executed in its name and behalf by its duly authorized representative as of the date first above written.

PIMCO FUNDS

By: /s/ Henrik Larsen
Title: Vice President

PIMCO INVESTMENTS LLC

By: /s/ Eric Sutherland
Title: Managing Director

SCHEDULE A

Second Amended and Restated Distribution Contract

between PIMCO Funds and

PIMCO Investments LLC

February 13, 2018

This contract relates to the following Funds and Portfolios:

Funds:

PIMCO All Asset All Authority Fund

PIMCO All Asset Fund

PIMCO California Intermediate Municipal Bond Fund

PIMCO California Municipal Bond Fund

PIMCO California Short Duration Municipal Income Fund

PIMCO CommoditiesPLUS® Strategy Fund

PIMCO CommodityRealReturn Strategy Fund®

PIMCO Credit Absolute Return Fund

PIMCO Diversified Income Fund

PIMCO Emerging Local Bond Fund

PIMCO Emerging Markets Bond Fund

PIMCO Emerging Markets Corporate Bond Fund

PIMCO Emerging Markets Currency Fund

PIMCO Emerging Markets Full Spectrum Bond Fund

PIMCO Extended Duration Fund

PIMCO Foreign Bond Fund (U.S. Dollar-Hedged)

PIMCO Foreign Bond Fund (Unhedged)

PIMCO Global Advantage Strategy Bond Fund

PIMCO Global Bond Fund (U.S. Dollar-Hedged)

PIMCO Global Bond Fund (Unhedged)

PIMCO Global Multi-Asset Fund

PIMCO GNMA Fund

PIMCO Government Money Market Fund

PIMCO High Yield Fund

PIMCO High Yield Municipal Bond Fund

PIMCO High Yield Spectrum Fund

PIMCO Income Fund

PIMCO Inflation Response Multi-Asset Fund

PIMCO Investment Grade Corporate Bond Fund

PIMCO Long Duration Total Return Fund

PIMCO Long-Term Credit Fund

PIMCO Long-Term U.S. Government Fund

PIMCO Low Duration ESG Fund

PIMCO Low Duration Fund

PIMCO Low Duration Fund II

PIMCO Low Duration Income Fund

PIMCO Moderate Duration Fund

PIMCO Mortgage Opportunities Fund

PIMCO Multi-Strategy Alternative Fund

PIMCO Mortgage-Backed Securities Fund

PIMCO Municipal Bond Fund

PIMCO National Intermediate Municipal Bond Fund

PIMCO New York Municipal Bond Fund

PIMCO Preferred and Capital Securities Fund

PIMCO RAE Fundamental Advantage PLUS Fund

PIMCO RAE Fundamental PLUS EMG Fund

PIMCO RAE Low Volatility PLUS EMG Fund

PIMCO RAE Fundamental PLUS Fund

PIMCO RAE Fundamental PLUS International Fund

PIMCO RAE Fundamental PLUS Small Fund

PIMCO RAE Low Volatility PLUS Fund

PIMCO RAE Low Volatility PLUS International Fund

PIMCO RAE Worldwide Fundamental Advantage PLUS Fund

PIMCO RAE Worldwide Long/Short PLUS Fund

PIMCO Real Return Asset Fund

PIMCO Real Return Limited Duration Fund

PIMCO Real Return Fund

PIMCO RealEstateRealReturn Strategy Fund

PIMCO REALPATH® 2020 Fund

PIMCO REALPATH® 2025 Fund

PIMCO REALPATH® 2030 Fund

PIMCO REALPATH® 2035 Fund

PIMCO REALPATH® 2040 Fund

PIMCO REALPATH® 2045 Fund

PIMCO REALPATH® 2050 Fund

PIMCO REALPATH® 2055 Fund

PIMCO REALPATH® Income Fund

PIMCO Senior Floating Rate Fund

PIMCO Short Asset Investment Fund

PIMCO Short Duration Municipal Income Fund

PIMCO Short-Term Fund

PIMCO StocksPLUS® Absolute Return Fund

PIMCO StocksPLUS® Fund

PIMCO StocksPLUS® International Fund (U.S. Dollar-Hedged)

PIMCO StocksPLUS® International Fund (Unhedged)

PIMCO StocksPLUS® Long Duration Fund

PIMCO StocksPLUS® Short Fund

PIMCO StocksPLUS® Small Fund

PIMCO Tax Managed Real Return Fund

PIMCO Total Return ESG Fund

PIMCO Total Return Fund

PIMCO Total Return Fund II

PIMCO Total Return Fund IV

PIMCO TRENDS Managed Futures Strategy Fund

PIMCO Unconstrained Bond Fund

PIMCO Unconstrained Tax Managed Bond Fund

Portfolios:

PIMCO Asset-Backed Securities Portfolio

PIMCO Emerging Markets Portfolio

PIMCO High Yield Portfolio

PIMCO International Portfolio

PIMCO Investment Grade Corporate Portfolio

PIMCO Long Duration Corporate Bond Portfolio

PIMCO Low Duration Portfolio

PIMCO Moderate Duration Portfolio

PIMCO Mortgage Portfolio

PIMCO Municipal Sector Portfolio

PIMCO Real Return Portfolio

PIMCO Senior Floating Rate Portfolio

PIMCO Short Asset Portfolio

PIMCO Short-Term Floating NAV Portfolio II

PIMCO Short-Term Floating NAV Portfolio III

PIMCO Short-Term Portfolio

PIMCO U.S. Government Sector Portfolio